Exhibit 99.1

Kearny Financial Corp. and Clifton Bancorp Inc. Announce Expected Acquisition Closing Date

FAIRFIELD, N.J. and CLIFTON, N.J., March 23, 2018 – Kearny Financial Corp. (Nasdaq: KRNY) (“Kearny”) and Clifton Bancorp Inc. (Nasdaq: CSBK) (“Clifton”) expect that their proposed merger transaction will be completed prior to market hours on April 2, 2018. The parties previously announced that shareholders of both companies approved the merger at their respective shareholder meetings held on March 1, 2018, and that all required regulatory approvals or waivers were received.

The combined company is expected to have a network of 54 full service banking locations operating across northern and central New Jersey.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank. Kearny Bank operates from its administrative headquarters in Fairfield, New Jersey, and a total of 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. At December 31, 2017, Kearny Financial Corp. had approximately $4.84 billion in total assets.

About Clifton Bancorp Inc.

Clifton Bancorp Inc. is the holding company for Clifton Savings Bank, a federally chartered savings bank headquartered in Clifton, New Jersey. Clifton Savings Bank is a metropolitan, community-focused bank serving residents and businesses in its market area through 12 full-service banking centers. For additional investor relations information, including subscribing to email alerts, visit cliftonbancorp.com. At December 31, 2017, Clifton Bancorp Inc. had approximately $1.67 billion in total assets.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Kearny and Clifton, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Kearny’s and Clifton’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Kearny and Clifton may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected to be realized; operating costs, customer loss and business disruption following the merger may be greater than expected; the interest rate environment may further compress margins and adversely affect net interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Kearny’s and Clifton’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Kearny or Clifton or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Kearny and Clifton do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information, contact:

Kearny Financial Corp.

Craig L. Montanaro, President and Chief Executive Officer

(973) 244-4500

Clifton Bancorp Inc.

Michael Lesler, Executive Vice President, Chief Operating Officer and Corporate Secretary

(973) 473-2200